UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2004

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01. Other Events.

Halliburton announced that on December 8, 2004, its KBR subsidiary has finalized an agreement with Petrobras that resolves all outstanding issues regarding the Barracuda-Caratinga project.

Terms of the agreement, which confirms the previously announced non-binding agreement in October 2004, include the release of all claims of all parties and the settlement of change orders and revisions of some project milestones.

Item 7.01. Regulation FD Disclosure.

On December 8, 2004 registrant issued a press release entitled “Halliburton And Petrobras Finalize Resolution to Barracuda-Caratinga project issues.”

The text of the press release is as follows:

HALLIBURTON AND PETROBRAS FINALIZE RESOLUTION
TO BARRACUDA-CARATINGA PROJECT ISSUES

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that its KBR subsidiary has finalized an agreement with Petrobras that resolves all outstanding issues regarding the Barracuda-Caratinga project.

“We are very happy to have this issue behind us and look forward to the sail away of the Caratinga vessel,” said Andrew Lane, chief operating officer, Halliburton. “We take great pride in the fact that Halliburton has contributed to the transformation and rebirth of the offshore and marine industry in Brazil.”

Terms of the agreement, which confirms the previously announced non-binding agreement in October 2004, include the release of all claims of all parties and the settlement of change orders and revisions of some project milestones.

KBR was awarded the $2.5 billion contract by Barracuda & Caratinga Leasing Company (BCLC) on a full engineering, procurement, installation and construction (EPIC) basis, including construction of 54 wells, fabrication and installation of flowlines and risers, construction and installation of the two FPSOs, and the commissioning, start-up and operations support for both fields. All project management services have been executed from KBR's project office in Rio de Janeiro.

KBR is a global engineering, construction, technology and services company. Whether designing an LNG facility, serving as a defense industry contractor, or providing small capital construction, KBR delivers world-class service and performance. KBR employs more than 60,000 people in 43 countries around the world.

Currently celebrating its 85th anniversary, Halliburton is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com .

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: December 10, 2004	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary